Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48999) pertaining to the Papa John’s International, Inc. 401(k) Plan of our report dated June 24, 2010, with respect to the financial statements and schedule of the Papa John’s International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky

June 24, 2010